Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is dated as of June 4, 2012 by and between ROBERT F. ROSCIGNO PHD CONSULTING, LLC, a North Carolina limited liability company with a principal place of business at 7415 Acquarina Beach Drive, Unit 403, Melbourne Beach, FL 32951-3934 (“LLC”), Robert Roscigno, Ph.D., an employee of LLC referred to herein as “Consultant”, and GeNO LLC, a Delaware limited liability company with a principal place of business at 2941 Oxbow Circle, Cocoa, FL 32926 (“GeNO”) (each a “Party,” and together the “Parties”).

WHEREAS, GeNO desires to retain Consultant to provide services to GeNO, and LLC and Consultant agree to provide Consultant’s services to GeNO, all on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises herein contained, the Parties hereto agree as follows:

1. Engagement as Consultant. During the Term (as defined below), GeNO agrees to retain the services of Consultant as an independent contractor to provide the services set forth on Exhibit A (the “Services”), and LLC and Consultant agree that Consultant will perform such Services, on the terms and subject to the conditions set forth herein. LLC and Consultant agree that Consultant shall devote not less than eighty percent (80%) of Consultant’s working time to the performance of the Services. It is understood that Consultant will devote the remaining 20% of his working time on unrelated activities for other clients.

2. Payment; Expenses.

(a) Payment. The fees to be paid to LLC for Consultant’s performance of the Services shall be paid in accordance with the fee schedule set forth on Exhibit A.

(b) Business Expenses. All reasonable and necessary expenses incurred by Consultant in the performance of the Services and consistent with budgets agreed to in writing by GeNO and Consultant prior to the incurrence thereof shall be reimbursed within thirty (30) days following production of expense statements or receipts for such expenses and such other information as GeNO may require and in accordance with the applicable policies and procedures of GeNO.

3. Relationship of the Parties. With respect to the Services and the compensation to be paid to LLC therefor, LLC and Consultant on the one hand, and GeNO on the other shall be independent contractors. Consultant shall perform no act inconsistent with such status, and shall have no authority to act for or in the name of GeNO or to bind GeNO to any obligations of any nature whatsoever. GeNO shall not be responsible for any of Consultant’s federal and state taxes, withholding or social security with respect to amounts paid to Consultant under this Agreement. Consultant further agrees that GeNO shall not be responsible for Consultant’s insurance or other benefits.

4. Nondisclosure Obligation.

(a) Nondisclosure. LLC and Consultant shall maintain in strict confidence, and shall use and disclose only as authorized by GeNO, all Confidential Information (as defined herein) that LLC or Consultant obtains or receives in connection with the performance of the Services. Notwithstanding the foregoing, LLC and Consultant may disclose Confidential Information that is required by law or regulation of any governmental authority or any order of any court, agency or proceeding to be disclosed, provided that LLC or Consultant immediately notifies GeNO of any such requirement and give GeNO a reasonable time to obtain an injunction or take other action it deems appropriate to prevent such disclosure.

(b) Confidential Information. “Confidential Information” shall mean any of the following information regarding GeNO or any members, customers, clients, contractors, consultants, licensees or affiliates of GeNO: any and all trade secrets or confidential business information, including without limitation information regarding research and development activities; computer software; protocols, procedures and related written materials; show-how and know-how; business plans and strategies; pricing and costing policies; member, customer and vendor lists; and nonpublic financial information. “Confidential Information” shall not include: (i) information that may be disclosed generally or is in the public domain through no fault of LLC or Consultant; (ii) information received from a third party outside GeNO that was disclosed without a breach of any confidentiality obligation; and (iii) information approved for release by written authorization of GeNO.

5. Assignment of Inventions; Grant of License.

(a) For purposes of this Agreement, the term “Inventions” shall mean all developments, concepts, ideas, expressions, processes, improvements, plans, drawings, designs, models, formulations, specifications, methods, techniques, innovations, creations, formulas, algorithms, data, computer databases, reports, papers, writings, photographs, other works of authorship, and know-how and show-how (including all records pertaining to any of the foregoing), whether or not reduced to writing and whether or not patented or patentable or registered or registrable under patent, copyright, trademark or similar statute. For purposes of this Agreement, the term “Assigned Inventions” shall mean (i) any and all Inventions that arise out of or are based upon any trade secrets or confidential business information of GeNO (regardless of whether such Inventions were made, conceived, originated, authored, created, learned or reduced to practice by LLC or Consultant at GeNO’s facilities or during regular business hours or utilizing resources of GeNO) and (ii) any and all Inventions that are made, conceived, originated, authored, created, learned or reduced to practice by LLC or Consultant, either alone or together with others, in connection with the performance of the Services (regardless of whether such Inventions were made, conceived, originated, authored, created, learned or reduced to practice by LLC or Consultant at GeNO’s facilities or during regular business hours or utilizing resources of GeNO). For purposes of this Agreement, the term “Proprietary Rights” shall mean (x) any and all rights under or in connection with any copyrights, copyright applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade name applications, mask works, trade secrets and/or other intellectual property rights with respect to Assigned Inventions and (y) the goodwill associated with any and all of the rights referred to in the foregoing clause (x).

(b) LLC and Consultant hereby acknowledge and agree that those Assigned Inventions and Proprietary Rights that are original works of authorship protectable by copyright are “works made for hire” for GeNO, as that term is defined in the United States Copyright Act (the “Work Product”).

(c) If any component of the Assigned Inventions or Proprietary Rights either does not qualify as a “work made for hire” under U.S. copyright law, or is subject to protection under patent, trademark, trade secret or other intellectual property law, LLC and Consultant hereby irrevocably and exclusively assign to GeNO all of their right, title and interest in and to any and all such Assigned Inventions and Proprietary Rights. LLC and Consultant agree to give GeNO prompt written notice of any Assigned Invention or Proprietary Right and agrees to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents as GeNO may request to evidence, confirm or perfect the assignment of all of their right, title and interest in and to any and all Assigned Inventions and Proprietary Rights. LLC and Consultant hereby waive and quitclaim to GeNO any and all claims of any nature whatsoever that they may now or hereafter have for infringement of any Proprietary Rights assigned hereunder to GeNO.

6. Term; Termination. The term of this Agreement (the “Term”) shall commence on the Effective Date and continue in full force and effect until terminated by either Party: (a) if the other Party has materially defaulted in the performance of any of its obligations under this Agreement and has not cured such default within ten (10) days of receipt of written notice from the non-defaulting Party of such default or (b) for any reason or no reason on ten (10) days written notice to the other Party.

7. Assignment. This Agreement and each of the promises and covenants contained herein shall be binding upon and shall inure to the benefit of each of LLC and Consultant and GeNO their respective successors and assigns, except that the obligations of LLC and Consultant under Section 1 are personal in nature and may be only be assigned with the prior written consent of GeNO.

8. Insurance. During the Term, Consultant shall carry such workers’ compensation, comprehensive general and contractual liability and comprehensive automobile insurance as is reasonable and customary in Consultant’s industry.

9. Miscellaneous. Any waiver by GeNO of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. The obligations of LLC and Consultant under this Agreement shall survive the termination of their relationship with GeNO indefinitely, or for such shorter period as may be specified herein for a particular obligation. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to conflicts of law principles. This Agreement represents the complete agreement of the Parties with respect to the subject matter contained herein, all prior and contemporaneous agreements between the Parties with respect thereto being merged and may be amended or modified only by a writing executed by each Party hereto. Consultant recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of GeNO.

IN WITNESS WHEREOF, the undersigned Consultant and GeNO have executed this Agreement as of the date first written above.

GENO, LLC

By:	/s/ David H. Fine
Name:	David H. Fine, Ph.D.
Title:	President

ROBERT F. ROSCIGNO PHD CONSULTING, LLC

By:	/s/ Robert F. Roscigno
Name:	Robert F. Roscigno
Title:	President

CONSULTANT:

/s/ Robert F. Roscigno
Robert F. Roscigno, Ph.D.